Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Tommy E. Auger, the Chief Financial Officer of Medizone International, Inc. (“Medizone”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(i)

the accompanying Form 10-Q of Medizone for the quarter ended March 31, 2011 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Medizone.

/s/ Tommy E. Auger

Tommy E. Auger

Chief Financial Officer

(Principal Financial and Accounting Officer)

May 2, 2011